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                            MORGAN STANLEY GROUP INC.                 Exhibit 11
                        COMPUTATION OF EARNINGS PER SHARE
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                        THREE MONTHS ENDED                SIX MONTHS ENDED
                                                 ------------------------------   ------------------------------
                                                    MAY 31,             MAY 31,      MAY 31,           MAY 31,
                                                     1996              1995 (1)       1996              1995 (1)
                                                 ------------      ------------   ------------      ------------
PRIMARY:

Common stock and common stock equivalents:
     Average common shares outstanding            153,126,379       154,176,406    153,477,960       152,654,034
     Average common shares issuable
        under employee benefit plans                2,017,254         3,419,208      2,174,056         2,859,086
                                                 ------------      ------------   ------------      ------------

             Total average common and common
                 equivalent shares outstanding    155,143,633       157,595,614    155,652,016       155,513,120
                                                 ============      ============   ============      ============

Earnings:
     Net income                                  $        301      $        166   $        574      $        213
     Less: Preferred stock dividend
             requirements                                  17                16             33                32
                                                 ------------      ------------   ------------      ------------

        Earnings applicable to common shares     $        284      $        150   $        541      $        181
                                                 ============      ============   ============      ============

Primary earnings per share                       $       1.83      $       0.95   $       3.48      $       1.17
                                                 ============      ============   ============      ============


FULLY DILUTED:

Common stock and common stock equivalents:
     Average common shares outstanding            153,126,379       154,176,406    153,477,960       152,654,034
     Average common shares issuable
        under employee benefit plans                2,017,254         3,974,652      2,450,073         3,556,976
Common shares issuable upon conversion
        of ESOP preferred stock                     7,478,600         7,577,602      7,493,963         7,586,678
                                                 ------------      ------------   ------------      ------------

             Total average common and common
                 equivalent shares outstanding    162,622,233       165,728,660    163,421,996       163,797,688
                                                 ============      ============   ============      ============

Earnings:
     Net income                                  $        301      $        166   $        574      $        213
     Less: Preferred stock dividend
             requirements                                  16                16             31                31
                                                 ------------      ------------   ------------      ------------

        Earnings applicable to common shares     $        285      $        150   $        543      $        182
                                                 ============      ============   ============      ============

Fully diluted earnings per share                 $       1.75      $       0.91   $       3.32      $       1.11
                                                 ============      ============   ============      ============



(1) All share and per share amounts have been retroactively adjusted to give effect for a two-for-one common stock split, effected in the form of a 100% stock dividend, which became effective on January 26, 1996.